EXHIBIT 99.1

Alta Mesa Announces second quarter 2018 Financial and operational results

HOUSTON, Aug. 14, 2018 (GLOBE NEWSWIRE) -- Alta Mesa Resources, Inc., (NASDAQ: AMR, “Alta Mesa Resources”, the “Company” or “Alta Mesa”) today announced second quarter 2018 unaudited financial and operational results for its wholly owned subsidiaries, Alta Mesa Holdings, LP (“Alta Mesa Upstream” or “AMHLP”) and Kingfisher Midstream, LLC (“Kingfisher Midstream” or “Kingfisher”). A conference call to discuss these results is scheduled for today at 10 a.m. Central time (888-347-8149).

Highlights:

  Alta Mesa 2018 net production grew by more than 50% from average December daily production to estimated average July production of 31,800 BOE per day
  Kingfisher Midstream estimated July system gas volumes was 112 MMcf per day, up by more than 35% since the business combination in February 2018
  Kingfisher Midstream has initiated plans to expand an extensive produced water infrastructure platform to service Alta Mesa Upstream and third-party customers with the planned transfer of Alta Mesa Upstream’s produced water system to Kingfisher Midstream
  Alta Mesa is providing a 2018 exit production guidance of 38,000 to 40,000 BOE per day, and updated annual production guidance of 29,000 to 31,000 BOE per day for full year 2018
  Alta Mesa Upstream and Kingfisher Midstream each expanded their operational footprint in the Northwest STACK, including the expansion of Kingfisher’s high-pressure gas gathering system
  Alta Mesa’s Board of Directors authorized a $50 million Class A common share repurchase program

Hal Chappelle, Alta Mesa’s President and Chief Executive Officer, stated, “During the second quarter we continued to execute on the three-year vision we laid out for Alta Mesa at the time of the business combination.  With eight rigs running and plans to add a ninth rig shortly, we continue to deliver industry leading production growth. We are also continuing to identify and capture the unique opportunities for our combined upstream and midstream asset base, as evidenced by our expanded plans for the Northwest STACK announced today.” Chappelle continued; “Our focus on cost control and optimized timelines in the face of broader market service cost inflation is a testament to our ability to achieve growth and expansion while maintaining our commitment to capital discipline and efficiency.”

Second Quarter 2018 Financial Summary

Net loss, attributable to Alta Mesa’s stockholders, during the second quarter of 2018 was $6.4 million or $0.04 per basic and diluted share.  Adjusted earnings before interest, income taxes, depreciation, depletion and amortization and exploration costs and other items ("Adjusted EBITDAX") was $47.4 million for the second quarter of 2018. AMHLP had a net loss during the second quarter 2018 of $22.5 million, and Adjusted EBITDAX of $41.6 million. Kingfisher had a net loss during the second quarter of nearly $3.1 million, and Adjusted EBITDA of $6.1 million. Adjusted EBITDAX and Adjusted EBITDA are non-GAAP financial measures and are described in the attached table under “Non-GAAP Financial Information and Reconciliation. Alta Mesa deployed $211.1 million on capital expenditures during the second quarter 2018,  with $191.2 million by Alta Mesa Upstream and $19.9 million by Kingfisher Midstream. Alta Mesa Upstream spending includes drilling and completion costs, and investments in fresh water and produced water systems, certain lease payments and other capital. Alta Mesa Upstream has maintained drilling and completion costs at an average of $3.8 million per well.

Alta Mesa Upstream Operational Results and Guidance Update

Total production for the second quarter of 2018 was 2,334 MBOE, an average of 25,600 BOE per day.  Production in the second quarter was impacted by offset well shut-ins for fracture stimulation effectiveness. Alta Mesa Upstream pattern development has increased significantly, with 90% of the wells drilled in the second quarter being in multi-well patterns.  Estimated July 2018 average production of 31,800 BOE per day represents a greater than 50% increase in daily production compared to December 2017. In the second quarter, the Company completed 48 horizontal wells in the Mississippian-age Meramec/Osage section. Alta Mesa Upstream currently has eight rigs operating in the STACK play area and is adding a ninth rig during the third quarter of 2018. Cumulatively, Alta Mesa Upstream has now drilled about 350 horizontal wells in the STACK.

In light of production to date and the forward outlook for the drilling and completions schedule, the Company now expects 2018 exit production of 38,000 to 40,000 BOE per day and average production of 29,000 to 31,000 BOE per day for full year 2018.

Kingfisher Midstream and Produced Water Business Update

Kingfisher Midstream’s system gas volumes have grown by over 35% since the business combination.  Estimated system gas volumes for July of 2018 averaged 112 MMcf per day compared to 82 MMcf per day in February. Third party volumes on the system have grown more than 85% since the business combination in early February. The Kingfisher 200 MMcf per day plant expansion was placed into service in April, increasing operated inlet capacity to 260 MMcf per day. With the start-up of the 200 MMCF per day plant, the business has achieved improved operating efficiencies and liquid product yields.  Construction on the Cimarron Express Pipeline is proceeding with plans for mid-2019 commissioning.

To further expand the Kingfisher Midstream platform, the Company has begun the process of transferring the produced water business from Alta Mesa Upstream to Kingfisher Midstream.  Alta Mesa Upstream designed a system that is readily expandable and is purpose-built for the ramp-up of produced water volumes from Alta Mesa Upstream and other third-party customers. This expanding system currently consists of over 200 miles of permanently installed pipe and 15 active produced water disposal wells.  System expansion, including additional produced water disposal wells will continue through the remainder of the year, materially increasing system capacity to meet growing customer needs in the area.  The transition of the system to Kingfisher Midstream’s operating platform will best position the asset for continued growth and expansion. The formal transfer of the business is expected to be completed in 2018.

While Kingfisher Midstream has seen steady increases in system gas volumes, due to the timing of when Alta Mesa production and third party activity levels are expected to increase, Kingfisher Midstream no longer expects to achieve previously provided EBITDA guidance.

Craig Collins, Chief Operating Officer of Kingfisher Midstream, stated, “Despite the timing shift in volume growth, we continue to execute on our strategic vision for Kingfisher Midstream.” Collins continued, "Solid basin fundamentals and enhanced business delivery capabilities provide visibility for Kingfisher’s fee-based growth over time. While the timing of our customer’s production ramp has changed, the benefit of our long-term acreage dedications is that we’ve captured significant value.  Our ability to provide differentiated gas gathering and processing, crude gathering and transportation and produced water services from a single entity is unique within the basin and gives us confidence in our ability to expand our midstream footprint across the STACK.”

Expansion into Step-Out Northwest STACK Area

Alta Mesa Upstream and Kingfisher Midstream continue to expand their operational footprint in the Northwest STACK, primarily Major County. Encouraged by recent well results, specialty well logging and geological analysis, Alta Mesa Upstream is moving forward with its plans to drill additional wells in the area. Kingfisher Midstream has started construction of a new high-pressure pipeline with connectivity from Alta Mesa Upstream’s southeast Major County acreage to Kingfisher Midstream’s existing gathering system in Kingfisher County.  When combined with a low pressure gathering buildout in southeast Major County, it will provide significant connectivity for producers into Kingfisher Midstream’s existing gas gathering and processing system.

Alta Mesa has signed a letter agreement with a private operator related to operations and part ownership of approximately 17,000 acres in Major County, contiguous with Alta Mesa’s existing acreage.  Alta Mesa Upstream will be the operator of the combined acreage position. Additionally, the acreage will be dedicated to Kingfisher Midstream for gas, crude oil and produced water.

Share Repurchase Program

Alta Mesa’s Board of Directors has authorized a program to repurchase up to $50 million of outstanding Class A common stock.  Repurchases may be made at the company’s discretion in accordance with applicable securities laws from time to time in open market or private transactions. James Hackett, Alta Mesa’s Executive Chairman of the Board, stated, “Today’s announcement that we have authorized a share repurchase program reflects our confidene in Alta Mesa’s core business and our commitment to enhancing shareholder value. We believe Alta Mesa represents an attractive investment opportunity, and our strong balance sheet provides the flexibility to make an attractive investment in our own assets."

Conference Call Information
Alta Mesa invites you to listen to its conference call which will discuss its financial and operational results at 10:00 a.m., Central time, on Tuesday, August 14, 2018. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228 (for International calls), five to ten minutes before the scheduled start time. A webcast of the call and any related materials will be available on Alta Mesa’s website at http://altamesaresources.irpass.com/ . Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 844-512-2921 (toll free in US/Canada) or 412-317-6671 (International calls), and referencing Conference ID #10122874.

Alta Mesa Resources, Inc., is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil and gas gathering, processing and marketing to producers in the STACK play. Alta Mesa Resources, Inc. is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; financial strategy;  future oil and natural gas prices; timing and amount of future production of oil and natural gas; future drilling plans; proposed expansion and transfer to Kingfisher of AMHLP’s produced water infrastructure platform; production guidance; completion of Cimarron Express Pipeline construction; future share repurchases; marketing of oil and natural gas; leasehold or business acquisitions, including the completion of the transaction with a private operator; costs of developing its properties; liquidity and access to capital; uncertainty regarding its future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, weather risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Information concerning these and other factors can be found in Alta Mesa's filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC's web site at http://www.sec.gov. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net

ALTA MESA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except share and per share data)

	Successor	Predecessor	Successor	Predecessor
	Three	Three	February 9, 2018	January 1, 2018	Six
	Months Ended	Months Ended	Through	Through	Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	February 8, 2018	June 30, 2017
OPERATING REVENUES AND OTHER
Oil	$75,291	$42,348	$115,569	$30,972	$89,288
Natural gas	7,980	10,642	13,190	4,276	20,233
Natural gas liquids	10,241	6,581	14,955	4,000	13,653
Product sales	19,605	—	27,974	—	—
Gathering and processing revenue	7,073	—	10,484	—	—
Other revenues	2,229	1,979	2,784	888	3,213
Total operating revenues	122,419	61,550	184,956	40,136	126,387
Gain (loss) on sale of assets and other	(63)	—	5,916	—	—
Gain (loss) on derivative contracts	(29,219)	18,250	(51,865)	7,298	48,492
Total operating revenues and other	93,137	79,800	139,007	47,434	174,879
OPERATING EXPENSES
Lease operating expense	12,679	11,480	20,996	4,485	22,490
Marketing and transportation expense	2,173	6,510	3,194	3,725	12,172
Plant operating expense	3,313	—	3,900	—	—
Product expense	19,383	—	27,603	—	—
Gathering and processing expense	3,240	—	5,578	—	—
Production taxes	2,606	1,184	4,021	953	2,450
Workover expense	333	1,102	1,578	423	1,690
Exploration expense	8,083	3,192	13,038	3,633	8,239
Depreciation, depletion, and amortization expense	33,773	20,110	49,350	11,784	39,088
Impairment expense	—	—	—	—	1,188
Accretion expense	161	30	263	39	126
General and administrative expense	22,456	8,293	57,013	24,352	18,029
Total operating expenses	108,200	51,901	186,534	49,394	105,472
INCOME (LOSS) FROM OPERATIONS	(15,063)	27,899	(47,527)	(1,960)	69,407
OTHER INCOME (EXPENSE)
Interest expense	(11,779)	(12,578)	(17,223)	(5,511)	(24,620)
Interest income and other	824	299	1,370	172	548
Total other income (expense), net	(10,955)	(12,279)	(15,853)	(5,339)	(24,072)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(26,018)	15,620	(63,380)	(7,299)	45,335
Income tax provision (benefit)	(3,678)	—	(7,491)	—	285
INCOME (LOSS) FROM CONTINUING OPERATIONS	(22,340)	15,620	(55,889)	(7,299)	45,050
Loss from discontinued operations, net of tax	—	(30,934)	—	(7,593)	(35,449)
NET INCOME (LOSS)	(22,340)	(15,314)	(55,889)	(14,892)	9,601
Net loss attributable to non-controlling interest	(15,896)	—	(36,210)	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO ALTA MESA RESOURCES, INC. STOCKHOLDERS	$(6,444)	$(15,314)	$(19,679)	$(14,892)	$9,601

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO ALTA MESA RESOURCES INC. STOCKHOLDERS:
Basic	$(0.04)		$(0.11)
Diluted	$(0.04)		$(0.12)

ALTA MESA RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share and per share data)

	Successor	Predecessor
	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$82,398	$3,660
Restricted cash	1,022	1,269
Accounts receivable, net	115,222	76,161
Other receivables	226	1,388
Receivables due from related party	12,643	790
Note receivable due from related party	1,609	—
Prepaid expenses and other current assets	4,174	2,932
Current assets — discontinued operations	—	5,195
Derivative financial instruments	—	216
Total current assets	217,294	91,611
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	2,550,519	894,630
Other property, plant and equipment, net	343,357	32,140
Total property, plant and equipment, net	2,893,876	926,770
OTHER ASSETS
Equity method investment	6,956	—
Deferred financing costs, net	3,518	1,787
Notes receivable due from related party	11,262	12,369
Goodwill	699,898	—
Intangible assets, net	408,706	—
Deposits and other long-term assets	50	9,067
Non-current assets — discontinued operations	—	43,785
Deferred tax asset	11,954	—
Derivative financial instruments	—	8
Total other assets	1,142,344	67,016
TOTAL ASSETS	$4,253,514	$1,085,397

LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$148,866	$170,489
Accounts payable — affiliate	—	5,476
Advances from non-operators	6,283	5,502
Advances from related party	37,135	23,390
Asset retirement obligations	538	69
Current liabilities — discontinued operations	—	15,419
Derivative financial instruments	37,743	19,303
Total current liabilities	230,565	239,648
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	6,439	10,400
Long-term debt, net	595,084	607,440
Noncurrent liabilities — discontinued operations	—	66,862
Derivative financial instruments	6,385	1,114
Deferred tax liability	4,893	—
Other long-term liabilities	6	5,488
Total long-term liabilities	612,807	691,304
TOTAL LIABILITIES	843,372	930,952
PREFERRED STOCK, $0.0001 par value
Class A: 1,000,000 shares authorized; 3 shares issued and outstanding	—	—
Class B: 1,000,000 shares authorized; 1 share issued and outstanding	—	—
Commitments and Contingencies
PARTNERS' CAPITAL	—	154,445
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value
Class A: 1,200,000,000 shares authorized; 180,730,114 shares issued and outstanding	18	—
Class C: 280,000,000 shares authorized; 204,921,888 shares issued and outstanding	20	—
Additional paid in capital	1,498,023	—
Accumulated deficit	(27,793)	—
Total stockholders' equity/partners' capital	1,470,268	154,445
Noncontrolling interest	1,939,874	—
Total equity	3,410,142	154,445
TOTAL LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY	$4,253,514	$1,085,397

 ALTA MESA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)

	Successor	Predecessor
	February 9, 2018	January 1, 2018	Six
	Through	Through	Months Ended
	June 30, 2018	February 8, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(55,889)	$(14,892)	$9,601
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation, depletion, and amortization expense	49,350	12,414	51,298
Impairment expense	—	5,560	29,124
Accretion expense	263	140	1,052
Amortization of deferred financing costs	152	171	1,456
Amortization of debt premium	(2,051)	—	—
Equity-based compensation expense	7,729	—	—
Dry hole expense	—	(45)	888
Expired leases	10,658	1,250	5,922
(Gain) loss on derivative contracts	51,865	(7,298)	(48,492)
Settlements of derivative contracts	(18,969)	(1,661)	254
Premium paid on derivative contracts	—	—	(520)
Interest converted into debt	—	103	599
Interest on notes receivable due from related party	(417)	(85)	(406)
Deferred tax provision (benefit)	(7,491)	—	—
Loss on sale of assets and other	63	1,923	—
Gain on acquisition of oil and gas properties	—	—	(1,626)
Changes in assets and liabilities:
Accounts receivable	(8,585)	(20,895)	(11,478)
Other receivables	996	(9,887)	4,281
Receivables due from related party	(6,818)	(117)	(680)
Prepaid expenses and other non-current assets	8,114	9,970	(11,644)
Advances from related party	(10,371)	24,116	(42,528)
Settlement of asset retirement obligation	(806)	(63)	(977)
Accounts payable, accrued liabilities, and other liabilities	(80,638)	25,815	7,655
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(62,845)	26,519	(6,221)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property, plant and equipment	(342,608)	(38,096)	(151,832)
Acquisitions, net of cash acquired	(791,819)	—	(6,251)
Contributions to equity method investments	(6,956)	—	—
Proceeds withdrawn from Trust Account	1,042,742	—	—
Proceeds from sale of assets	11	—	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(98,630)	(38,096)	(158,083)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	80,000	60,000	165,065
Repayments of long-term debt	(193,565)	(43,000)	(10,000)
Additions to deferred financing costs	(3,670)	—	(170)
Capital distributions	—	(68)	—
Capital contributions	—	—	7,875
Proceeds from issuance of Class A shares	400,000	—	—
Repayment of sponsor note	(2,000)	—	—
Repayment of deferred underwriting compensation	(36,225)	—	—
Redemption of Class A common shares	(33)	—	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	244,507	16,932	162,770
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	83,032	5,355	(1,534)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	388	4,990	7,618
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$83,420	$10,345	$6,084

*Non-GAAP Financial Information and Reconciliation

Alta Mesa Reconciliation of Net Loss to Adjusted EBITDAX.  Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income (loss) before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, gain (loss) on sale of assets and the non-cash portion of gain/loss on oil, natural gas and natural gas liquids derivative contracts. Alta Mesa’s management believes Adjusted EBITDAX is useful because it allows external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate our operating performance, compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure and because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures. Adjusted EBITDAX is not a measurement of Alta Mesa’s financial performance under GAAP, and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa’s profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure. The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (unaudited in thousands):

Alta Mesa EBITDAX Calculation (Non-GAAP Measure)	Feb 9 - June 30, 2018 Successor	Jan 1 - Feb 8, 2018 Predecessor	Q2-2018 Successor

Net Loss attributable to Alta Mesa	$(19,679)	$(14,892)	$(6,444)
Net Loss attributable to Noncontrolling Interest	(36,210)	-	(15,896)
Taxes	(7,491)	-	(3,678)
Interest	17,223	5,511	11,779
(Gain) Loss on sale of assets and other	(5,916)	-	63
Loss from discontinued operations, net	-	7,593	-
(Gain) Loss on derivative contracts	51,865	(7,298)	29,219
Settlements of derivative contracts	(18,969)	(1,661)	(14,359)
Exploration	13,038	3,633	8,083
Depreciation, depletion and amortization	49,350	11,784	33,773
Accretion expense	263	39	161
Stock compensation expense	7,729	-	4,263
EBITDAX	51,203	4,709	46,964
Non-recurring Business Combination Expense	25,734	17,040	443
Adjusted EBITDAX	$76,937	$21,749	$47,407

AMHLP and Kingfisher	Q2-2018 Successor	Q2-2018 Successor	YTD 2018 Successor	YTD 2018 Successor
EBITDAX Calculation (Non-GAAP Measure)	AMHLP	Kingfisher	AMHLP	Kingfisher

Net Loss to Alta Mesa	$(22,477)	$(3,049)	$(57,048)	$(4,913)
Taxes	7	-	7	-
Interest	10,361	1,418	15,557	1,666
(Gain) loss on sale of assets and other	63	-	(5,916)	-
Loss on derivative contracts	29,219	-	51,865	-
Settlements of derivative contracts	(14,359)	-	(18,969)	-
Exploration	8,083	-	13,038	-
Depreciation, depletion and amortization	26,509	7,264	37,445	11,905
Accretion expense	161		263	-
Stock compensation expense	3,621	465	6,389	507
EBITDAX	41,188	6,098	42,631	9,165
Non-recurring Business Combination Expense	443	-	25,734	-
Adjusted EBITDAX	$41,631	$6,098	$68,365	$9,165

*Successor Company and Period:
The financial statements and certain footnote presentations separate the Company’s presentations into two distinct periods, the period before the consummation of the Business Combination, which is from January 1, 2018 to February 8, 2018 (“2018 Predecessor Period”) and the period after the consummation of the Business Combination, which is from February 9, 2018 to June 30, 2018 (“Successor Period”), to indicate the application of the different basis of accounting between the periods presented.  The three months ended June 30, 2017 is referred to as the “2017 Predecessor Period”.  AMHLP is the “Predecessor” for periods prior to the Business Combination, which do not include the consolidation of the Company and Kingfisher.  For the periods after the Business Combination, Alta Mesa Resources, including the consolidation of AMHLP and Kingfisher, is the “Successor”.

Prices

Below is a table of average hedged and unhedged prices received by AMHLP.

Average Prices including settlements of derivative contracts	Q2-2018
Oil (per Bbl)	$54.29
Natural Gas (per Mcf)	2.02
Natural Gas Liquids (per Bbl)	18.47

Average Prices excluding settlements of derivative contracts	Q2-2018
Oil (per Bbl)	$67.09
Natural Gas (per Mcf)	2.02
Natural Gas Liquids (per Bbl)	18.47